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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Incentive Stock Plan and the 1998 Employee Stock Purchase Plan of Abgenix, Inc. of our report dated January 28, 2000 with respect to the financial statements of Abgenix, Inc. included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Palo Alto California
September 6, 2000